Exhibit 6(a)
                                             (Michael Fairbourne)

                     STOCK OPTION AGREEMENT


     THIS AGREEMENT, dated as of June 13, 1997 is made by and between Louis H. Siracusano, Arnold P. Ferolito and Donald H.
Buck (each, a "Stockholder and collectively, the "Stockholders") and Michael Fairbourne (the "Optionee").

     WHEREAS, Video Services Corporation ("Video") (an entity in which the Stockholders are the sole stockholders) is currently negotiating a Merger Agreement (the "Merger Agreement") with International Post Limited ("IPL") pursuant to which such corporations may be merged (the "Merger") and Video Services Corporation shall be the name of the surviving corporation (the "Corporation");

     WHEREAS, in the event that the Merger is consummated, shares of common stock, without par value, of Video ("Video Stock") shall be converted into the right to receive a number of shares of common stock, par value $.01 of IPL ("IPL Stock") as set forth in the Merger Agreement;

     WHEREAS, the Stockholders desire to grant an option to Optionee to purchase shares of Video Stock, or in the event of consummation of the Merger, IPL Stock, upon the terms and conditions set forth herein, and Optionee desires to accept such option;

     NOW, THEREFORE, the Stockholders and Optionee agree as follows:

     Section 1.  Grant of Option.

     Section 1.1  Grant; Grant Date

     Each Stockholder hereby grants to Optionee the right to purchase from such Stockholder all or any part of the number of shares of Video Stock set forth opposite his name in the table below (the "Option") under the caption "Video Stock", comprising an aggregate of 22,245 shares of Video Stock, upon the terms and conditions set forth in this Agreement. In the event that the Merger is consummated, then by virtue of the Merger, the Option shall automatically be deemed to be converted into an option to acquire the number of shares of IPL Stock into which the shares of Video Stock were (by virtue of the Merger) converted, so as to constitute an option to acquire, on the terms and conditions of this Agreement, the number of shares of IPL Stock set forth in the table below under the caption "IPL Stock". The grant date of the Option shall be the date of this Agreement. Optionee hereby accepts the Option, and agrees to be bound by all the terms and provisions of this Agreement.


                         Number of Shares   Number of Shares
     Name                of Video Stock     of IPL Stock
     ----                ----------------   ----------------
     Louis H. Siracusano      10,838             29,232
     Arnold P. Ferolito       10,838             29,232
     Donald H. Buck              569              1,536

     Section 1.2  Adjustments in Option

     In the event that after the merger the outstanding Shares subject to the Option are changed into or exchanged for a different number or kind of shares or securities of the Company, or of another corporation, by reason of reorganization, merger or other subdivision, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares or similar event, the Stockholders shall make an appropriate and equitable adjustment in the number of shares that may be purchased upon exercise of such Option and the applicable purchase price. Any adjustment made by the Stockholders shall be final and binding upon Optionee and all other interested parties.

     Section 1.3  Option Terms

          The Option granted under this Agreement shall be subject to the following terms and conditions:

          (a) Price. The exercise price for the Video Stock subject to the Option shall be $5.39 per share and, in the event of the consummation of the Merger (and by virtue of the adjustments under Section 2.2 resulting therefrom), the exercise price for the IPL Stock subject to the Option shall be $2.00 per share.

          (b) Term. The Option shall expire on the fifth anniversary of the date hereof.

          (c) Vesting. The Option is fully vested and shall become exercisable on the first day (the "Commencement Date") following the expiration of 366 days from the date hereof.

          (d) Exercise. The Option may be exercised in whole or in part at any time after the Commencement Date and prior to its expiration or termination, by providing written notice to each Stockholder of the number of shares of Video Stock, or in the event of the consummation of the Merger, IPL Stock, as to which the Option is being exercised, and enclosing payment for the shares of IPL Stock or Video Stock with respect to which the Option is being exercised. Such payment shall be made in cash. Partial exercise shall be for whole shares of IPL Stock or Video Stock only. Notation of any partial exercise shall be made by the Stockholders on Schedule I hereto. Any exercise shall be allotted among the Stockholders in the following ratios:

                              Percentage of Exercise
     Stockholder              Applied to his Shares (the "Ratio")
     -----------              -----------------------------------
     Louis H. Siracusano                48.720%
     Arnold P. Ferolito                 48.720%
     Donald H. Buck                      2.560%

               (e) Rights as a Stockholder. The Optionee will have no rights as a Stockholder or otherwise with respect to any shares of Video Stock or IPL Stock, as the case may be, covered by the Option until it has been exercised and any such shares are acquired as a result thereof.

     Section 1.4  Nontransferability

     Prior to the expiration of one year from the date hereof, the Option shall not be transferable other than by will or the applicable laws of descent and distribution, and no transfer so effected shall be effective to bind the Stockholders unless the Stockholders have been furnished with written notice thereof and such evidence as the Stockholders may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

     Section 1.5  FCC Approval

     The parties to this Agreement understand, acknowledge and agree that any transfer of all or any part of the shares underlying the Options, or any change in the ownership of IPL, shall be subject to the requirements of the Communications Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission ("FCC") as may be in effect at the time of such transfer, and that before certain rights provided for in this Agreement are exercised, it may be necessary to obtain any approval of the FCC required under applicable law.

     Section 1.6  Right of First Refusal

     In the event of any of the following: (i) the Merger does not occur within ten (10) months after the date hereof; (ii) the Optionee gives written notice to all Stockholders that it desires to exercise the Option in whole or in part; (iii) the Optionee gives written notice to all Stockholders that it desires to enter into an agreement pursuant to which some or all of the shares of Video Stock or IPL Stock underlying the Option (or purchased by the exercise thereof) would be sold to a third party; (iv) the death of the Optionee; or (v) the Optionee's employment with Video or the Corporation, as the case may be, is terminated (or his estate), the Stockholders and their designees are hereby granted (pro rata in accordance with the Ratios) the right to purchase at Fair Market Value such shares or in the case of clauses (i) and (ii) (at the election of each Stockholder) the option to be exercised or the shares acquired as a result thereof. The Optionee (or its estate) shall give the

Stockholders ten (10) days prior written notice of any event contemplated in clauses (ii) and (iii) above and the estate of any deceased Optionee shall give the Stockholders ten (10) days written notice following any event contemplated in clause (iv) above. "Fair Market Value" as used herein shall mean (A) the fair market value of a share of or option as determined by an appraiser which shall be selected by two accounting firms one of which shall have been chosen by the Stockholders and one by the Optionee (or his estate) or (B) in the event the share underlying the Option is traded on The Nasdaq Stock Market, the average of the closing bid and asked prices of such share on the date of the event contemplated in the first sentence of this Section 1.6. Each Stockholder shall have a period equal to: (x) five business days from the date he receives written notice from the appraiser of the Fair Market Value, or (y) if Fair Market Value is to be determined pursuant to clause (ii) above, ten (10) days following the occurrence of any event specified in clauses (i) through (v) above to exercise his right to purchase such shares or option from the Optionee under this Section 1.6. Such Stockholder shall provide written notice to the Optionee of its intent to purchase and the number of shares of Video Stock or options which it intends to purchase. Thereafter, the Stockholder shall pay for the shares of Video Stock or options within ten calendar days from the date he gives notice to the Optionee of his intent to purchase pursuant to this Section 1.6 and the Optionee shall transfer the same to such Stockholder, free and clear of all liens, claims and encumbrances.

     Section 2.  Miscellaneous.

     Section 2.2  Entire Agreement: Amendment

     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. Any term or provision of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, and any term or provision of this Agreement may be amended or supplemented at any time by the mutual consent of the parties hereto, except that any waiver of any term or condition, or any amendment, of this Agreement must be in writing.

     Section 2.2  Governing Law

     The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflict of laws.

     Section  2.3  Successors

     This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

     Section 2.4  Notices

     All notices or other communications made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered or certified mail, return receipt requested, to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:

          To Optionee:

          Michael Fairbourne
          12 Robert Court
          Glen Rock, New Jersey 07452

          To the Stockholders:

          Louis H. Siracusano
          13 Lexington Lane
          Montvale, New Jersey 07645
          (201) 573-8660

          Arnold P. Ferolito
          c/o Video Services Corporation
          240 Pegasus Avenue
          Northvale, New Jersey 07647

          Donald H. Buck
          2 Deerburn Court
          Florham Park, New Jersey 07932

          All notices to the Stockholders shall also be sent to:

          Gordon Altman Butowsky Weitzen Shalov & Wein
          114 West 47th Street
          New York, New York 10036-1510
          Attention: Keith L. Schaitkin, Esq.
          Fax Number: (212) 626-0799

     Section 2.5    Waiver

     The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     Section 2.6    Titles; Construction

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                         /s/ Louis H. Siracusano
                         Louis H. Siracusano

                         /s/ Arnold P. Ferolito
                         Arnold P. Ferolito

                         /s/ Donald H. Buck
                         Donld H. Buck


                         Optionee:/s/ Michael Fairbourne
                                  Michael Fairbourne

                           SCHEDULE I

                Notations As to Partial Exercise



         Number of      Balance of
Date of  Purchased      Shares on      Authorized     Notation
Exercise Shares    Option         Signature      Date